 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2017

DNB Financial Corporation
(Exact name of registrant as specified in its charter)
__________________________________________

Pennsylvania	1-34242	23-2222567
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Brandywine Avenue Downingtown, Pennsylvania 19335
(Address of principal executive offices, including zip code)

(610) 269-1040
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2015, the Board of Directors of DNB Financial Corporation (the "Company") approved, and the Company and DNB First, National Association entered into, an Amendment to Change of Control Agreement with each of William J. Hieb, the Company's President and Chief Executive Officer, and Gerald F. Sopp, the Company's Executive Vice President, Chief Financial Officer and Secretary (each, an "Amended Change of Control Agreement" and together, the "Amended Change of Control Agreements").

Mr. Hieb's and Mr. Sopp's existing agreements obligate the Company to pay each of them, upon a termination of their employment in connection with a "change in control" (as defined in their agreements), either by the Company other than for "cause" (as defined in their agreements), or by Mr. Hieb or Mr. Sopp for "good reason" (as defined in their agreements) a base severance in an in an amount equal to a designated multiple of each executive's total annual cash compensation (the elements of which are defined in their agreements).  The Amended Change of Control Agreements adjust Mr. Hieb's designated multiple from 2.00 to 3.00, and Mr. Sopp's designated multiple from 1.50 to 2.50. The Amended Change of Control Agreements also eliminate the provisions of their existing agreements that would operate to limit their severance payments to the extent that the payments, either alone or together with other payments they would have the right receive from the Company that would constitute "parachute payments" under Section 280G of the Internal Revenue Code, would result in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code.

Also on November 15, 2015, the Board of Directors of DNB Financial Corporation (the "Company") approved, and the Company entered into, an Amendment to Restricted Stock Award Agreements with each of Mr. Hieb and Mr. Sopp (each, an "Amended Restricted Stock Award Agreement" and together, the "Amended Restricted Stock Award Agreements"). The Amended Restricted Stock Award Agreements provide for the acceleration of the vesting date of grants previously made to Mr. Hieb (9,800 shares) and Mr. Sopp (7,600 shares).  Pursuant to the Amended Restricted Stock Award Agreements, those shares became immediately vested as of November 15, 2017.

The foregoing descriptions of the Amended Change of Control Agreements and Amended Restricted Stock Award Agreements are qualified in their entirety by reference to the Amended Change of Control Agreement and Amended Restricted Stock Award Agreement with respect to Mr. Hieb, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the Amended Change of Control Agreement and Amended Restricted Stock Award Agreement with respect to Mr. Sopp, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment to Change of Control Agreement dated as of November 15, 2017 by and among DNB Financial Corporation, DNB First, National Association and William J. Hieb.
10.2	Amendment to Restricted Stock Award Agreements dated as of November 15, 2017 by and among DNB Financial Corporation and William J. Hieb.
10.3	Amendment to Change of Control Agreement dated as of November 15, 2017 by and among DNB Financial Corporation, DNB First, National Association and Gerald F. Sopp.
10.4	Amendment to Restricted Stock Award Agreements dated as of November 15, 2017 by and among DNB Financial Corporation and Gerald F. Sopp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

November 17, 2017	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Change of Control Agreement dated as of November 15, 2017 by and among DNB Financial Corporation, DNB First, National Association and William J. Hieb.
10.2	Amendment to Restricted Stock Award Agreements dated as of November 15, 2017 by and among DNB Financial Corporation and William J. Hieb.
10.3	Amendment to Change of Control Agreement dated as of November 15, 2017 by and among DNB Financial Corporation, DNB First, National Association and Gerald F. Sopp.
10.4	Amendment to Restricted Stock Award Agreements dated as of November 15, 2017 by and among DNB Financial Corporation and Gerald F. Sopp.